Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Kevin Russell

Aware, Inc.
781-276-4000

Aware, Inc. Reports Second Quarter 2017

Financial Results

BEDFORD, MASS. – July 25, 2017 – Aware, Inc. (NASDAQ: AWRE), a leading supplier of biometrics software and services, today reported financial results for its second quarter ended June 30, 2017.

Revenue for the second quarter of 2017 was $2.7 million, a decrease of 60% compared to $6.9 million in the same quarter last year. Operating income in the second quarter of 2017 was $0.2 million compared to $2.1 million in the second quarter of 2016. The decrease in revenue and operating income were primarily due to: i) a large biometrics software license sale to a U.S. government military customer in the second quarter of 2016 whereas there was no such sale in the current three month period; and ii) revenue from a large medical imaging license sale in the second quarter of 2016 whereas there was no such revenue in the current three month period. The resulting decline in operating income was partially offset by: i) patent related income from an unaffiliated third party; and ii) lower cost of software licenses.

Net income in the second quarter of 2017 was $0.2 million, or $0.01 per diluted share, which compares to $1.4 million, or $0.06 per diluted share, in the same period a year ago.

Revenue for the first six months of 2017 was $7.1 million, a decrease of 40% compared to $11.7 million in the same six month period last year. Operating income for the first six months of 2017 was $0.6 million compared to $3.0 million in the same period last year. The decrease in revenue and operating income were primarily due to: i) a large biometrics software license sale to a U.S. government military customer in the second quarter of 2016 whereas there no such sale in the first six months of 2017, ii) revenue from a large medical imaging license sale in the first six months of 2016 whereas there was no such revenue in the corresponding period of 2017; and iii) no hardware sales in the first six months of 2017. The resulting decline in operating income was partially offset by: i) patent related income from an unaffiliated third party, ii) lower cost of software licenses; and iii) lower cost of hardware sales.

Aware, Inc.  •  40 Middlesex Turnpike  •  Bedford, MA  USA  01730-1432

Tel: (781) 276-4000  •  Fax: (781) 276-4001  •  E-mail: IR@aware.com

Aware, Inc. Reports Second Quarter 2017 Financial Results	Page 2

Net income for the first six months of 2017 was $0.6 million, or $0.03 per diluted share, which compares to $2.1 million, or $0.09 per diluted share, in the same period a year ago.

Kevin Russell, Aware’s chief executive officer and president, said “Our revenue results for the second quarter did not meet our expectations.  Our quarterly revenue and earnings fluctuate based on project wins and the timing of the delivery of licenses and services for those projects.  Financial results this quarter are a reflection of these fluctuations.  The ability to forecast the timing of revenue remains a challenge.  We continue to be encouraged by the interest in and opportunities for our biometric solutions in the government, commercial and mobile markets.”

About Aware

Aware is a leading provider of biometrics software products and development services to governments, system integrators, and solution providers globally. Our products include SDKs, software components, workstation applications, and a modular, centralized, service-oriented platform. They fulfill a broad range of functions critical to biometric authentication and search, including face, fingerprint, and iris autocapture, image quality assurance, data compliance, capture hardware peripheral abstraction, centralized data processing and workflow, subsystem connectivity, and biometric matching algorithms. The products are used to enable identity-centric security solutions with biometrics for applications including border management, credentialing and access control, intelligence and defense, and law enforcement. Aware is a publicly held company (Nasdaq: AWRE) based in Bedford, Massachusetts.

See Aware’s website for more information about our biometrics software products.

Safe Harbor Warning

Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue and earnings, and the growth of the biometrics markets. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements.

Risk factors related to our business include, but are not limited to: i) our operating results may fluctuate significantly and are difficult to predict; ii) we derive a significant portion of our revenue from government customers, and our business may be adversely affected by changes in the contracting or fiscal policies of those governmental entities; iii) a significant commercial market for biometrics technology may not develop, and if it does, we may not be successful in that market; iv) we derive a significant portion of our revenue from third party channel partners; v) hardware revenue is likely to decline in future periods; vi) we face intense competition from other biometrics solution providers; vii) our business is subject to rapid technological change; viii) our software products may have errors, defects or bugs which could harm our business; ix) our business may be adversely affected by our use of open source software; x) our intellectual property is subject to limited protection; xi) we may be sued by third parties for alleged infringement of their proprietary rights; xii) we must attract and retain key personnel; xiii) we rely on single sources of supply for certain components used in our hardware products; xiv) our business may be affected by government regulations and adverse economic conditions; xv) we may make acquisitions that could adversely affect our results, and xvi) we may have additional tax liabilities.

Aware, Inc. Reports Second Quarter 2017 Financial Results	Page 3

We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our annual report on Form 10-K for the fiscal year ended December 31, 2016 and other reports and filings made with the Securities and Exchange Commission.

Aware is a registered trademark of Aware, Inc. Any other trademarks appearing herein are the property of their respective owners.

Aware, Inc. Reports Second Quarter 2017 Financial Results	Page 4

AWARE, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue:
Software licenses	$1,214	$5,347	$3,900	$8,121
Software maintenance	1,282	1,181	2,534	2,462
Services	206	216	580	635
Hardware	-	31	-	317
Royalties	43	129	78	203
Total revenue	2,745	6,904	7,092	11,738

Costs and expenses:
Cost of software licenses	-	858	247	1,101
Cost of services	104	158	320	372
Cost of hardware	-	29	-	234
Research and development	1,876	1,802	3,733	3,451
Selling and marketing	1,024	1,111	1,966	2,031
General and administrative	816	872	1,605	1,595
Total costs and expenses	3,820	4,830	7,871	8,784

Patent related income	1,313	-	1,403	-

Operating income	238	2,074	624	2,954
Other income	36	-	36	-
Interest income	88	72	172	138
Income before provision for income taxes	362	2,146	832	3,092
Provision for income taxes	134	710	198	1,022
Net income	$228	$1,436	$634	$2,070

Net income per share – basic	$0.01	$0.06	$0.03	$0.09
Net income per share – diluted	$0.01	$0.06	$0.03	$0.09

Weighted-average shares – basic	21,774	22,964	22,013	22,978
Weighted-average shares - diluted	21,919	23,124	22,119	23,064

Aware, Inc. Reports Second Quarter 2017 Financial Results	Page 5

AWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	June 30, 2017	December 31, 2016

ASSETS
Cash and investments	$49,425	$52,864
Accounts receivable, net	3,321	3,016
Property and equipment, net	4,479	4,634
Deferred tax assets	5,843	1,078
All other assets, net	343	392

Total assets	$63,411	$61,984

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$1,324	$1,210
Deferred revenue	2,291	2,933
Total stockholders’ equity	59,796	57,841

Total liabilities and stockholders’ equity	$63,411	$61,984

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Aware, Inc.  •  40 Middlesex Turnpike  •  Bedford, MA  USA  01730-1432

Tel: (781) 276-4000  •  Fax: (781) 276-4001  •  E-mail: IR@aware.com